UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2016

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Third Avenue
New York, N.Y. 10017-1307
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Avon Products, Inc. (the “Company”) announced that Cathy D. Ross has been elected to its Board of Directors, effective March 24, 2016. Ms. Ross has also been appointed to serve on the Audit Committee. As an independent non-management director, she will be compensated for her services in the manner described under “Director Compensation” in the Company's Proxy Statement, filed on March 27, 2015.

Ms. Ross, age 58, served as Executive Vice President and Chief Financial Officer for FedEx Express since 2010 until her retirement in July 2014 and prior to that, Senior Vice President and Chief Financial Officer from 2004 to 2010, and Vice President, Express Financial Planning from 1998-2004. Ms. Ross joined FedEx in 1984 as a senior financial analyst and held numerous other leadership roles. Prior to joining FedEx, she worked for Kimberly-Clark Corporation as a cost analyst and cost analysis supervisor from 1982-1984. Ms. Ross serves on the board of directors of the National Civil Rights Museum in Memphis, Tennessee and The Memphis Child Advocacy Center. Ms. Ross is also a director of Steelcase, Inc.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By:	/s/ Jeff Benjamin
Name: Jeff Benjamin
Title: Senior Vice President, General Counsel and Chief Ethics & Compliance Officer

Date: March 28, 2016

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